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                                                             Exhibit 23.3


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated July 8, 1998 (except for Note 16, as to which the date is September 23, 1999), August 10, 1998, July 8, 1998, July 23, 1998, February 5, 1999, and December 30, 1998 on the financial statements of ThermoView Industries, Inc. (formerly Thermo-Tilt Window Company), American Home Developers Co., Inc., Primax Window Co., The Rolox Companies, American Home Remodeling, and Five Star Builders, Inc., respectively, which are contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in Amendment No. 5 to this Registration Statement (Form S-1 No. 333-84575) and related Prospectus of ThermoView Industries, Inc. and to the use of our name as it appears under the caption "Experts."

                                  /s/ Singer Lewak Greenbaum & Goldstein, LLP


Los Angeles, California
November 22, 1999